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                                                                     EXHIBIT 4.4

                      REMOVAL AND APPOINTMENT OF TRUSTEES
                          OF CALPINE CAPITAL TRUST III

         This Removal and Appointment of Trustees of Calpine Capital Trust III (the "Trust") is made as of July 19, 2000 (this "Appointment"), by Calpine Corporation, a Delaware corporation, as Depositor (the "Depositor"). By this document, the Depositor removes The Bank of New York as the Trust's Property Trustee and The Bank of New York (Delaware) as the Trust's Delaware Trustee (hereafter collectively the "Removed Trustees") and appoints Wilmington Trust Company as the Trust's Property Trustee and Delaware Trustee.

         WHEREAS, the Trust was created pursuant to the filing of a Certificate of Trust of the Trust with the Delaware Secretary of State on June 28, 2000, and by the entering into of a Declaration of Trust of the Trust, dated as of June 28, 2000 (the "Declaration");

         WHEREAS, under the Declaration, the Removed Trustees are trustees of the Trust;

         WHEREAS, the Depositor desires to remove the Removed Trustees as trustees of the Trust and to appoint the Wilmington Trust Company as the Property Trustee and the Delaware Trustee of the Trust; and

         WHEREAS, the Wilmington Trust Company desires to become such trustees of the Trust and, immediately following such appointment, the Removed Trustees shall be deemed removed as trustees of the Trust.

         NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound, hereby agree as follows:

         1. Pursuant to Section 3.1 of the Declaration, the Depositor hereby appoints the Wilmington Trust Company as the Property Trustee and Delaware Trustee of the Trust. The Wilmington Trust Company hereby accepts such appointments and agrees to be the Property Trustee and the Delaware Trustee of the Trust pursuant to the Declaration.
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         2. Immediately following the appointment by the Depositor of the
Wilmington Trust Company as such trustees of the Trust pursuant to Section 1 hereof, the Depositor hereby removes the Removed Trustees as trustees of the Trust. The Removed Trustee's removal shall be deemed effective immediately following the appointment by the Depositor of the Wilmington Trust Company as trustees of the Trust pursuant to Section 1 hereof.

         3. All references in the Declaration to the term Property Trustee and Delaware Trustee are deemed to refer to the Wilmington Trust Company.

         4. This Appointment may be executed in one or more counterparts.

         5. Except to the extent that it is expressly modified by this Appointment, the Declaration shall continue in full force and effect.

         6. This Appointment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties hereto have caused this Appointment to be duly executed as of the date and year first above written.


                                       CALPINE CORPORATION, as Depositor

                                       By:  /s/ ANN B. CURTIS
                                           -------------------------------------
                                           Name: Ann B. Curtis
                                           Title: Executive Vice President


                                       WILMINGTON TRUST COMPANY, as
                                       Property Trustee

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       WILMINGTON TRUST COMPANY, as
                                       Delaware Trustee

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



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         IN WITNESS WHEREOF, the parties hereto have caused this Appointment to be duly executed as of the date and year first above written.


                                       CALPINE CORPORATION, as Depositor

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       WILMINGTON TRUST COMPANY, as
                                       Property Trustee

                                       By:  /s/ DENISE M. GERAN
                                           -------------------------------------
                                           Name: Denise M. Geran
                                           Title: Senior Financial Services
                                                  Officer


                                       WILMINGTON TRUST COMPANY, as
                                       Delaware Trustee

                                       By:  /s/ DENISE M. GERAN
                                           -------------------------------------
                                           Name: Denise M. Geran
                                           Title: Senior Financial Services
                                                  Officer



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